UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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YUME, INC.
(Name of Registrant as Specified in Its Charter)

VIEX OPPORTUNITIES FUND, LP – SERIES ONE
VIEX OPPORTUNITIES FUND, LP – SERIES TWO
VIEX SPECIAL OPPORTUNITIES FUND II, LP
VIEX GP, LLC
VIEX SPECIAL OPPORTUNITIES GP II, LLC
VIEX CAPITAL ADVISORS, LLC
ERIC SINGER
ELIAS N. NADER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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VIEX Opportunities Fund, LP – Series One, together with the other participants named herein (collectively, “VIEX”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of VIEX’s slate of highly qualified director nominees to the Board of Directors of YuMe, Inc., a Delaware corporation (the “Company”), at the Company’s 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 27, 2016, VIEX issued the following press release:

VIEX Opportunities Fund Announces that Preliminary Voting Results Indicate YuMe Stockholders Overwhelmingly Elect Both VIEX Nominees at YuMe’s 2016 Annual Meeting

New York, NY, May 27, 2016 (PR NEWSWIRE) – VIEX Opportunities Fund, LP – Series One (“VIEX”), the largest stockholder of YuMe, Inc. (NYSE: YUME) (“YuMe” or the “Company”), owning approximately 15.8% of the outstanding common stock of the Company, announced today that, based on the preliminary vote count provided by its proxy solicitor following YuMe’s 2016 Annual Meeting of Stockholders, stockholders have overwhelmingly elected VIEX nominees, Eric Singer and Elias Nader.  Based on preliminary results tabulated by its proxy solicitor, approximately 80% of the total votes cast at the Annual Meeting were affirmatively voted “FOR” the election of both VIEX nominees.

Commenting on the preliminary results, Eric Singer of VIEX issued the following statement:

"We are pleased and appreciate the tremendous support we received from fellow YuMe stockholders in this election. We remain disappointed that the YuMe board needlessly wasted significant stockholder resources fighting what we believe was the clear will of its stockholders.  The convincing election of both of our nominees represents an undeniable directive that misguided capital allocation, misaligned compensation and poor corporate governance will no longer be tolerated by YuMe stockholders. This proxy contest should never have occurred.”

"We are hopeful the YuMe Board will now embrace what we believe is the obvious mandate its stockholders have strongly delivered.  We remain steadfast in our willingness to work constructively with the YuMe Board if they have heard the clear message from YuMe’s stockholders and will stand firm in our commitment to relentlessly pursue stockholder interests.  If they don’t, we will continue to hold them accountable.”

The preliminary voting results also indicated that stockholders overwhelmingly approved the non-binding board declassification proposal that VIEX submitted for a vote at the YuMe Annual Meeting.  The VIEX nominees intend to push the YuMe Board to take every action necessary to declassify the Board so that directors up for election at next year’s annual meeting of stockholders will be elected for one year terms.

Final results of the Annual Meeting will be published by the Company once they are certified by the Company’s inspector of elections.